UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2021

BioRestorative Therapies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

001-37603
(Commission File Number)

Delaware	91-1835664
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

40 MARCUS DRIVE
MELVILLE, New York 11747
(Address of principal executive offices, including zip code)

(631) 760-8100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 14, 2021, BioRestorative Therapies, Inc. (the “Company”) entered into an Exchange Agreement (the “Auctus Agreement”) with Auctus Fund, LLC (“Auctus”) with regard to the exchange by Auctus of outstanding convertible promissory notes in the aggregate principal amount of $8,826,952 and warrants for the purchase of an aggregate of 13,766,343,425 shares of common stock of the Company for units of common stock and warrants (the “Units”) that are issued by the Company in its contemplated underwritten public offering (the “Public Offering”) (the “Auctus Exchange”), except that, to the extent the issuance of common stock pursuant to the Auctus Exchange would result in Auctus being the beneficial owner of more than 4.99% of the Company’s outstanding common stock, the Company will instead issue to Auctus shares of Series A preferred stock having the rights, preferences and designations discussed below.  For purposes of the Auctus Exchange, Auctus’ warrants were valued at approximately $7,342,000. Auctus has agreed to enter into a lock-up agreement with the representative of the underwriters for the Public Offering pursuant to which it will agree that, except for the sale of up to 130,000,000 shares of the Company’s common stock, it will not sell publicly any shares of common stock of the Company for a period of four months following the date on which the Public Offering is completed, except that, in the event, following the two month anniversary of the lock-up agreement, the price of the Company’s common stock, for at least five consecutive trading days, is at least 200% of the public offering price for the Units offered pursuant to the Public Offering, the lock-up agreement will terminate. Auctus has agreed that it will not exercise its outstanding warrants or sell any of the Company’s common stock prior to the earlier of January 31, 2022 or the completion of the Public Offering.
In addition, between October 16, 2021 and October 18, 2021, the Company entered into Exchange Agreements (together with the Auctus Agreement, the “Agreements’) with three other holders of convertible promissory notes and warrants (collectively, the “Other Holders”) with regard to the exchange by the Other Holders of outstanding convertible promissory notes in the aggregate principal amount of $419,945 and warrants for the purchase of an aggregate of 745,643,250 shares of common stock of the Company for the Units that are issued by the Company in the Public Offering (the “Other Holders Exchange” and together with the Auctus Exchange, the “Exchanges”).  For purposes of the Other Holders Exchange, the Other Holders’ warrants were valued at approximately $398,000 in the aggregate. The Other Holders have agreed to enter into lock-up agreements with the representative of the underwriters for the Public Offering pursuant to which they will agree that they will not sell publicly any shares of common stock of the Company for a period of four months following the date on which the Public Offering is completed, except that, in the event, following the two month anniversary of the lock-up agreements, the price of the Company’s common stock, for at least five consecutive trading days, is at least 200% of the public offering price for the Units offered pursuant to the Public Offering, the lock-up agreements will terminate. The Other Holders have agreed that they will not exercise their outstanding warrants or sell any of the Company’s common stock prior to the earlier of January 31, 2022 or the completion of the Public Offering.
In the event the Public Offering does not occur by January 31, 2022, the Agreements will terminate and the Exchanges will not occur.  No assurances can be given that the Public Offering will be completed or that the Exchanges will occur.

Holders of Series A preferred stock will be entitled to (i) receive dividends when and as declared by the Board of Directors of the Company on a pari passu basis with the holders of common stock, (ii) vote on all matters presented to the Company’s stockholders based upon the number of shares of common stock into which the Series A preferred stock is convertible; provided, however, that a holder of Series A preferred stock will not be entitled to have the right to vote more than 4.99% of the outstanding common stock, (iii) convert the Series A preferred stock into common stock at a conversion price equal to the offering price for the Units offered pursuant to the Public Offering (except that such conversion right shall not entitle the holder to acquire common stock to the extent that such acquisition would result in the holder becoming the beneficial owner of more than 4.99% of the Company’s outstanding common stock (the “Maximum Share Amount”)), and (iv) receive in liquidation of the Company a preferential distribution equal to $0.001 for each share of Series A preferred stock and then share on a pari passu basis with the holders of common stock the remaining assets available for distribution to the Company’s stockholders. To the extent that the beneficial ownership of common stock of a holder of Series A preferred stock is reduced to less than 90% of the Maximum Share Amount, the holder shall be deemed to have converted Series A preferred stock into common stock to the extent that such conversion increases its common stock beneficial ownership to the Maximum Share Amount. The Series A preferred stock will not be redeemable by the Company or a holder.
 General

The foregoing descriptions of the Agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of the Agreements which are incorporated herein by reference (as to Exhibit 10.1) or filed herewith (as to Exhibits 10.2 through 10.4).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1 Exchange Agreement, dated as of October 12, 2021, between the Company and Auctus Fund, LLC, including the form of Certificate of Designations of Preferred Stock attached as Exhibit A thereto, incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1 (333-258611), filed with the Securities and Exchange Commission on October 18, 2021, wherein such document is identified as Exhibit 10.40.

10.2 Exchange Agreement, dated as of October 16, 2021, between the Company and Seth Newman.

10.3 Exchange Agreement, dated as of October 18, 2021, between the Company and John Coghlan.

10.4 Exchange Agreement, dated as of October 18, 2021, between the Company and WLW 2004 Irrevocable Trust FBO John Westerman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: October 20, 2021	By:	/s/ Lance Alstodt
Lance Alstodt
Chief Executive Officer